Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2012, relating to the 2011 consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (which report expressed an unqualified opinion) appearing in the Annual Report on Form 20-F of Luxottica Group S.p.A. for the year ended December 31, 2012.

/s/ Deloitte & Touche S.p.A.

Milan, Italy
July 25, 2013